Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Aurelio Resource Corporation (the “Company”) on Form 10-KSB for the period ended May 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dr. Frederik Warnaars, President, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer) of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 28, 2006

/s/ Frederik Warnaars

Signature: Dr. Frederik Warnaars
Title: President, Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Accounting Officer)